Exhibit 99.2

Contact:

Primo Water Corporation

David Mills, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

PRIMO WATER EXPANDS ALBERTSONS COMPANIES PARTNERSHIP

Five Gallon Exchange to be Available Nationally

WINSTON-SALEM, NC (June 05, 2019)—Primo Water Corporation (Nasdaq:PRMW) (“Primo”) is excited to announce an expanded partnership with Albertsons Companies, one of the largest food and drug retailers in the United States. After working closely with Albertsons Cos. over the past year, the two companies have agreed to the installation of Primo Exchange Water in over 1,000 stores across the Western, Midwestern, and Northwestern regions of the United States. Primo currently provides self-service Refill Water in over 1,500 Albertsons Companies stores and with the addition of Primo Exchange Water will be in a majority of the Albertsons Companies’ 2,200+ stores.

“We are incredibly proud to announce this significant opportunity with Albertsons Companies through the addition of our Pre-Filled Exchange Water to over one thousand of the company’s stores,” said Primo Water CEO, Matt Sheehan. “We are pleased that Primo’s leadership in bulk water has provided us with the opportunity to expand our existing partnership across Albertsons Companies’ 2,200+ stores. Together we will provide consumers greater access to our water. Primo provides shoppers a high quality, purified bulk drinking water option consistent with our purpose of Inspiring  Healthier Lives  Thru  Better  Water, which strengthens our ability to add value to our retail partners, consumers and stockholders over the next several years.”

Families are looking for the best solution for safe drinking water in their homes. Primo’s Exchange Water brings consumers a convenient pre-filled option for bulk water at retail. All bottles are cleaned and filled in a contaminant-free environment. Each bottle of Exchange Water goes through a nine-step purification process. The Exchange Water allows consumers to return and recycle their empty five-gallon bottles and receive a discount on a new full bottle of Primo Water without the hassle of deposits. Primo’s Refill Water consists of a carbon filtration and reverse osmosis water filtration system that provides safe drinking water.  Refill Water is purchased by consumers at self-service refill displays at retail. Refill Water eliminates the bottling and distribution infrastructure required to deliver traditional bottled water, thereby allowing Primo to provide refill drinking water at a value price. Primo’s Water solutions provide an environmentally friendly, economical, convenient and healthy solution for safe drinking water.

About Primo Water Corporation

Primo Water Corporation (Nasdaq:PRMW) is an environmentally and ethically responsible company with a purpose of inspiring healthier lives through better water. Primo Water is North America's leading single-source provider of water dispensers, multi-gallon purified bottled water, and self-service refill water. Primo Water's Dispensers, Exchange and Refill products are available in 45,000 retail locations and online throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include those related to the long-term growth opportunity with Albertsons through the expansion of our partnership to add Pre-Filled Exchange Water in over one thousand locations. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," “predict,” "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our inability to timely and successfully add Pre-Filled Exchange Water in the Albertsons some or all of the anticipated number of locations or otherwise realized the anticipated benefits of the expanded partnership with Albertsons, and other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 6, 2019 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.